UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2007

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2007 the Board of Directors of Nevada Security Bank, the wholly owned subsidiary of The Bank Holdings, confirmed the approval of the three year Executive Employment Agreement of John Donovan, Executive Vice President and Chief Credit Officer of both Nevada Security Bank and The Bank Holdings. This agreement was effective May 25, 2007 and replaced that agreement dated May 25, 2004, which was also for a three year period. The previous and current contracts have the same provisions except for the vacation period available, and the extension of the termination without cause benefit period from twelve to twenty-four months. This contract now conforms to those of other executive officers of Nevada Security Bank and The Bank Holdings.

The Executive Employment Agreement is filed herewith as Exhibit 10.1.

On June 21, 2007 the Board of Directors of Nevada Security Bank, the wholly owned subsidiary of The Bank Holdings, also confirmed the approval of amendment #3 to the Executive Employment Agreement of David Funk, President and Director of Nevada Security Bank and Director, The Bank Holdings. This amendment was effective June 21, 2007 and modified the employment period for which Mr. Funk would be compensated in a change of control, to conform to those contracts in place for other exective officers. Should a change of control occur, he would be compensated in an amount equal to twenty-four (24) months of salary, plus one month additional pay for every year of completed service. The modification concerned the addition of one month's pay for each year of completed service.

The amendment #3 to the Executive Employment Agreement is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits
10.1 Executive Employment Agreement of John Donovan
10.2 Executive Employment Agreement Addendum #3 of David A. Funk

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

June 25, 2007	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement of John Donovan
10.2	Executive Employment Agreement Addendum #3 of David A. Funk